Exhibit 10.20

First Amendment to the

Avery Dennison Corporation

Stock Option and Incentive Plan

This First Amendment to the Avery Dennison Corporation Stock Option and Incentive Plan (this “Amendment”) is adopted as of December 4, 2014 (the “Amendment Date”) by the Board of Directors (the “Board”) of Avery Dennison Corporation (the “Company”) for the purpose of amending the Avery Dennison Corporation Stock Option and Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company maintains the Plan as approved by the Board’s Compensation and Executive Personnel Committee on February 22, 2012, ratified by the Board on February 23, 2012 and approved by the Company’s stockholders on April 26, 2012;

WHEREAS, the Company desires to amend the Plan pursuant to Section 11.4 of the Plan; and

WHEREAS, this Amendment, together with the Plan (as in effect immediately prior to the Amendment Date), constitutes the entire Plan as amended through the Amendment Date.

NOW, THEREFORE, effective as of the Amendment Date, the Plan is hereby amended as follows:

1.   The following is hereby added to the end of Section 4.5(g):

Notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the effective date as set forth in Section 11.13 (or, if earlier, the date of the most recent stockholder approval of the Plan).

2.   The following is hereby added as Section 5.3 of the Plan:

5.3       Automatic Exercise of Options

(a)        Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Committee (in an Award Agreement or otherwise) or as otherwise directed by an Optionee in writing to the Company, each vested and exercisable Option granted on or after December 4, 2014 and outstanding on the Automatic Exercise Date with an exercise price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Optionee or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Committee, payment of the exercise price of any such Option granted on or after December 4, 2014 shall be made pursuant to Section 5.2(c)(iv) or 5.2(c)(v) and the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.7. Unless otherwise determined by the Committee, this Section 5.3(a) shall not apply to an Option if the Optionee incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share of Common Stock that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 5.3 and the provisions of this Section 5.3(a) shall not apply to any Option granted under the Plan prior to December 4, 2014.

(b)        For purposes of the Plan, “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Committee for such Option or Stock Appreciation Right.

3.   The following is hereby added as Section 6.3 of the Plan:

6.3       Automatic Exercise of Stock Appreciation Rights

Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Committee (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right holder in writing to the Company, each vested and exercisable Stock Appreciation Right granted on or after December 4, 2014 and outstanding on the Automatic Exercise Date with an exercise price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Committee, the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.7. Unless otherwise determined by the Committee, this Section 6.3 shall not apply to a Stock Appreciation Right if the Stock Appreciation Right holder incurs a Termination of Service on or before the Automatic Exercise Date.  For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share of Common Stock that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3 and the provisions of this Section 6.3 shall not apply to any Stock Appreciation Rights granted under the Plan prior to December 4, 2014.

4.   Section 7.1 of the Plan is hereby removed and replaced in its entirety with the following:

7.1       Administration

Shares of Restricted Stock, Stock Payments and Deferred Stock and Awards of Restricted Stock Units, Performance Stock, Performance Units or Deferred Stock Units may be awarded either alone or in addition to other Awards granted under the Plan.  The Committee or the Company shall determine the Awardees to whom and the time or times at which grants of Restricted Stock, Restricted Stock Units,

Performance Stock, Performance Units, Stock Payments, Deferred Stock and/or Deferred Stock Units will be awarded, the number of shares to be awarded to any Awardee, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Article 7.3.  The total number of shares of  Restricted Stock, any Stock Payments and Deferred Stock and the total number of shares represented by Restricted Stock Units, Performance Stock, Performance Units, Deferred Stock Units and Dividend Equivalents granted under the Plan shall not exceed 7,000,000.

Notwithstanding any provision in the Plan to the contrary, and subject to Section 11.5, (i) the maximum number of shares of Common Stock under (or represented by) any one form of Award other than Options and Stock Appreciation Rights (including, without limitation, Restricted Stock, Stock Payments, Deferred Stock, Restricted Stock Units, Performance Stock, Performance Units, Deferred Stock Units and Dividend Equivalents) that may be granted to any one person during any calendar year shall be 200,000, (ii) the maximum aggregate number of shares of Common Stock with respect to one or more Awards (other than Options and Stock Appreciation Rights), whether or not the same form of Award, that may be granted to any one person during any calendar year shall be 400,000 and (iii) the maximum aggregate amount that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $10,000,000.

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Executed on the Amendment Date.

AVERY DENNISON CORPORATION

/s/ Dean A. Scarborough

By: Dean A. Scarborough

Its: Chairman and Chief Executive Officer